B.C. FORM 51-901F

QUARTERLY AND YEAR END REPORT

Incorporated as part of:
X	Schedule A
Schedules B & C

ISSUER DETAILS:

Name of Issuer:	Continental Energy Corporation
Issuer Address:	21795 64th Avenue Langley, B.C. V2Y 2N7
Issuer Fax No.:	604-532-6068
Issuer Telephone No.:	604-532-6066
Contact Name:	James D. Eger
Contact Position:	Vice President & Chief Information Officer
Contact Telephone Number:	877-762-2366
Contact Email Address:	info@continentalenergy.com
Web Site Address:	www.continentalenergy.com
For Quarter Ended:	2004/04/30
Date of Report:	2004/06/25

CERTIFICATE:

THE THREE SCHEDULES REQUIRED TO COMPLETE THIS REPORT ARE ATTACHED AND THE DISCLOSURE CONTAINED THEREIN HAS BEEN APPROVED BY THE BOARD OF DIRECTORS.  A COPY OF THIS REPORT WILL BE PROVIDED TO ANY SHAREHOLDER WHO REQUESTS IT.  PLEASE NOTE, THIS FORM IS INCORPORATED AS PART OF BOTH THE REQUIRED FILING OF SCHEDULE A AND SCHEDULES B & C.

“Gary Schell”	Gary Schell	2004/06/28
Signature
“Richard McAdoo”	Richard McAdoo	2004/06/28
Signature

CONTINENTAL ENERGY CORPORATION

An Exploration Stage Company

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

30 April 2004

Unaudited - See Notice to Reader

U.S. Funds

AVISAR

Chartered Accountants

NOTICE TO READER

We have compiled the interim consolidated balance sheet of Continental Energy Corporation (An Exploration Stage Company) as at 30 April 2004 and the interim consolidated statements of changes in shareholders’ deficiency, operations and cash flows for the periods then ended from information provided by management.  We have not audited, reviewed or otherwise attempted to verify the accuracy or completeness of such information.  Readers are cautioned that these statements may not be appropriate for their purposes.

“Avisar, Chartered Accountants”

Langley, B.C., Canada	AVISAR
25 June 2004	CHARTERED ACCOUNTANTS

Continental Energy Corporation		Statement 1
(An Exploration Stage Company)
Interim Consolidated Balance Sheet
U.S. Funds
Unaudited - See Notice to Reader

	30 April	31 July
ASSETS	2004	2003
Current
Cash	$112,310	$802,127
Due from related party	120,605	90,418
Prepaid expense	86,590	7,015
Accounts and GST receivable	53,043	7,979
	372,548	907,539
Prepaid Resource Property Costs	8,000	17,000
Prepaid Share Issuance Costs	12,000	25,500
Resource Property Costs - Schedule 1 (Note 5)	3	3
Capital Assets, net of accumulated amortization	96,046	133,911
	$488,597	$1,083,953

LIABILITIES
Current
Accounts payable and accrued liabilities	$1,128,969	$4,608,355
Due to related parties	75,161	368,121
Promissory notes payable	50,000	50,000
Cash received in advance of share issuance	-	92,008
Capital lease obligation - current portion	18,752	18,714
	1,272,882	5,137,198
Capital Lease Obligation	17,404	32,622
Contingent and Conditional Liabilities (Note 6)	3,481,646	-
Continued Operations (Note 1)

SHAREHOLDERS’ DEFICIENCY
Share Capital - Statement 2	21,702,567	21,486,809
Contributed Surplus - Statement 2	1,647,381	1,177,550
Deficit - Statement 2	(27,633,283)	(26,750,226)
	(4,283,335)	(4,085,867)
	$488,597	$1,083,953

ON BEHALF OF THE BOARD:

"Richard L. McAdoo"
, Director

“Gary Schell”
, Director

Continental Energy Corporation						Statement 2
(An Exploration Stage Company)
Interim Consolidated Statement of Changes
In Shareholders’ Deficiency
U.S. Funds
Unaudited - See Notice to Reader

	Common Shares			Deficit	Deficit
				Incurred	Incurred
				Prior to	During
			Contributed	Exploration	Exploration
	Shares	Amount	Surplus	Stage	Stage	Total
Balance - 31 July 2002	29,286,233	$18,972,265	$116,550	$(11,420,599)	$(13,283,011)	$(5,614,795)

Private placement @
$0.15/common share	5,408,000	811,200	-	-	\ -	811,200
Exercise of warrants @
$0.15/common share	255,551	38,333		-	-	38,333
$0.15/common share	943,834	141,575	-	-	-	141,575
$0.15/common share	165,000	24,750	-	-	-	24,750
$0.15/common share	50,000	7,500	-	-	-	7,500
Exercise of options @
$0.15/common share	890,000	133,500	-	-	-	133,500
Finder's fee	900,000	225,000	-	-	-	225,000
Share issuance costs	-	(18,500)	-	-	-	(18,500)
Loss for the period - Statement 3	-	-	-	-	(791,108)	(791,108)
Balance - 30 April 2003	37,898,618	$20,335,623	$116,550	$(11,420,599)	$(14,074,119)	$(5,042,545)

Balance - 31 July 2003	45,749,858	$21,486,809	$1,177,550	$(11,420,599)	$(15,329,627)	$(4,085,867)

Exercise of warrants @
$0.15/common share	1,173,388	176,008	-	-	-	176,008
$0.15/common share	285,000	42,750	-	-	-	2,750
Exercise of options @
$0.15/common share	70,000	10,500	-	-	-	10,500
Shares issuance costs	-	(13,500)	-	-	-	(13,500)
Cancellation of escrow shares	(93,750)	-	-	-	-	-
Stock option compensation	-	-	469,831	-	-	469,831
Loss for the period - Statement 3	-	-	-	-	(883,057)	(883,057)
Balance - 30 April 2004	47,184,496	$21,702,567	$1,647,381	$(11,420,599)	$(16,212,684)	$(4,283,335)

Continental Energy Corporation				Statement 3
(An Exploration Stage Company)
Interim Consolidated Statement of Operations
U.S. Funds
Unaudited - See Notice to Reader

For the Three Months Ended			For the Nine Months Ended
	30 April		30 April
	2004	2003	2004	2003
Expenses
Amortization	$21,397	$4,020	$73,607	$6,140
Consulting	3,465	10,012	12,078	30,814
Finder's fee	-	225,000	-	225,000
Foreign exchange loss (gain)	(12,716)	1,738	6,947	26,033
General and administrative - Schedule 2	108,043	69,814	303,252	201,478
Interest and bank charges	3,574	4,511	12,592	9,683
Investor relations	6,750	7,056	22,496	19,512
Management fees	86,402	57,363	354,222	155,189
Wages	4,854	22,868	16,646	134,720

Income (Loss) Before the Following	(221,769)	(402,382)	(801,840)	(808,569)

Other Income (Expenses)
Farm out proceeds in excess of
resource property costs	-	9,000	-	17,461
Gain on reduction of contingent and
conditional liabilities	328,500	-	328,500	-
Stock option compensation	(38,196)	-	(469,830)	-
Terminated farm out proceeds (Note 5)	-	-	251,869	-
Write-down of resource property costs	(191,756)	-	(191,756)	-

Income (Loss) for the Period	$(123,221)	$(393,382)	$(883,057)	$(791,108)

Income (Loss) per Share - Basic and Diluted	$(0.003)	$(0.004)	$(0.019)	$(0.016)

Weighted Average Number of Shares Outstanding	47,116,051	37,312,663	46,887,961	35,294,322

Continental Energy Corporation				Statement 4
(An Exploration Stage Company)
Interim Consolidated Statement of Cash Flows
U.S. Funds
Unaudited - See Notice to Reader

For the Three Months Ended			For the Nine Months Ended
	30 April		30 April
Cash Resources Provided By (Used In)	2004	2003	2004	2003
Operating Activities
Loss for the period	$(123,221)	$(393,382)	$(883,057)	$(791,108)
Item not affecting cash
Amortization	21,397	4,020	73,607	6,140
Gain on reduction of contingent and conditional liabilities	(328,500)	-	(328,500)	-
Stock compensation expense	38,196	-	469,830	-
Write-down of resource property costs	191,756	-	191,756	-
Changes in current assets and liabilities
Prepaid expenses	(7,915)	(984)	(79,575)	(8,587)
GST and accounts receivable	(1,975)	9,409	(45,064)	12,135
Accounts payable	(3,099,373)	72,411	(3,150,885)	(735,575)
Due to related parties	(440,094)	31,992	(323,147)	(670,929)

	(3,749,729)	(276,534)	(4,075,035)	(2,187,924)

Investing Activities
Prepaid resource property costs	3,000	3,000	9,000	9,000
Resource property costs	(96,746)	(75,132)	(500,005)	(288,351)
Resource property recovery	50,000	145,000	308,249	1,073,290
Capital asset additions	(532)	(36,458)	(35,742)	(36,458)

	(44,278)	36,410	(218,498)	757,481

Financing Activities
Prepaid share issuance costs	4,500	4,500	13,500	13,500
Cash received in advance of share issuance	-	71,000	(92,008)	(64,000)
Capital lease	(5,520)	-	(15,180)	-
Contingent and conditional liabilities	3,481,646	-	3,481,646	-
Share capital issued for cash, net	6,000	223,000	215,758	1,363,358

	3,486,626	298,500	3,603,716	1,312,858

Net Increase (Decrease) Cash	(307,381)	58,376	(689,817)	(117,585)

Cash position - Beginning of period	419,691	49,453	802,127	225,414

Cash Position - End of period	$112,310	$107,829	$112,310	$107,829

Continental Energy Corporation					Schedule 1
(An Exploration Stage Company)
Interim Consolidated Schedule of Resource Property Costs
U.S. Funds
Unaudited - See Notice to Reader

		Additions For the
		Three Months Ending
	Balance				Balance
	31 July	31 October	31 January	30 April	30 April
	2003	2003	2004	2004	2004
Indonesia
Bengara
Production sharing contract acquisition	$1,315,953	$-	$-	$-	$1,315,953
Geological and geophysical interpretation and evaluation	1,212,904	266,914	93,869	46,244	1,619,931
Seismic acquisition, surveys and data processing	97,360	-	-	-	97,360
Field exploration, surveys and data acquisition	17,393	-	-	-	17,393
Prepaid resource property costs	75,000	-	-	-	75,000
Costs for the period	2,718,610	266,914	93,869	46,244	3,125,637
Impairment	(801,683)	-	-	(98,778)	(900,461)
Costs recovery	(1,916,926)	(141,286)	(116,963)	(50,000)	(2,225,175)
Net property costs for the period	1	125,628	(23,094)	(102,534)	1

Yapen
Production sharing contract acquisition	623,784	-	-	-	623,784
Geological and geophysical interpretation and evaluation	185,449	-	-	-	185,449
Seismic acquisition, surveys and data processing	383,378	-	-	-	383,37
Costs for the period	1,192,611	-	-	-	1,192,611
Impairment	(81,923)	-	-	-	(81,923)
Cost allocated on disposal	(535,024)	-	-	-	(535,024)
Costs recovery	(575,663)	-	-	-	(575,663)
Net property costs for the period	1	-	-	-	1

GATB
Technical assistance contract acquisition	6,205,302	-	-	-	6,205,302
Geological and geophysical interpretation and evaluation	189,494	9,316	33,160	50,502	282,472
Costs for the period	6,394,796	9,316	33,160	50,502	6,487,774
Impairment	(6,394,795)	-	-	(92,978)	(6,487,773)
Net property costs for the period	1	9,316	33,160	(42,476)	1
Balance - End of Period	$3	$134,944	$10,066	$(145,010)	$3

Continental Energy Corporation				Schedule 2
(An Exploration Stage Company)
Interim Consolidated Schedule of General and
Administrative Expenses
U.S. Funds
Unaudited - See Notice to Reader

	For the Three Months Ended		For the Nine Months Ended
	30 April		30 April
	2004	2003	2004	2003
General and Administrative Expenses
Filing fees	$889	$1,047	$4,100	$5,564
Office expenses	39,361	55,018	119,462	126,586
Professional fees, legal, audit and translation	7,348	4,165	55,971	18,581
Rent, office maintenance and utilities	21,346	1,301	35,970	12,550
Shareholder information	8,512	1,434	20,126	9,575
Telephone	6,200	6,849	21,736	17,480
Travel	24,387	-	45,887	11,142

	$108,043	$69,814	$303,252	$201,478

Continental Energy Corporation (An Exploration Stage Company)
Notes to Interim Consolidated Financial Statements
30 April 2004
U.S. Funds
Unaudited - See Notice to Reader

1.

Continued Operations

These interim consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes that the company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Adverse conditions and events cast substantial doubt upon the validity of this assumption.  The company has incurred significant operating losses over the past several fiscal years and the current nine-month period.  As at 30 April 2004 and 31 July 2003 the company had a working capital deficiency of $900,300 and $4,230,000 respectively.  In addition, the company has insufficient funds to meet the expenditure obligations related to its Indonesian properties.  These facts create uncertainty surrounding the timing and capacity of the company to meet its financial obligations.

The company’s ability to continue as a going concern is dependent upon its ability to raise additional capital by issuance of treasury shares or debt, receive significant disposal or farm-out proceeds for its Indonesian oil and gas properties or achieve profitable operations.

If the going concern assumption were not appropriate for these consolidated financial statements, then adjustments would be necessary in the carrying values of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

2.

Significant Accounting Policies

These interim consolidated financial statements follow the same accounting policies and methods of their application as the most recent annual financial statements.  These interim financial statements should be read in conjunction with the audited financial statements of the Company as at 31 July 2003.

3.

Segmented Information

Details are as follows:

	Canada	Indonesia	Consolidated
30 April 2004
Segmented operating loss	$(525,544)	$(357,513)	$(883,057)
Identifiable assets	$142,683	$345,914	$488,597

Continental Energy Corporation (An Exploration Stage Company)
Notes to Interim Consolidated Financial Statements
30 April 2004
U.S. Funds
Unaudited - See Notice to Reader

4.

Related Party Transactions

All related party transactions have been disclosed elsewhere in these interim consolidated financial statements, except as follows:

a)

During the nine month period ended 30 April 2004, management and/or director fees in the amount of $360,000 were paid or accrued to a director and a company controlled by a director or subsidiary directors.

b)

As at 30 April 2004, accounts payable include $75,161 and contingent & conditional liabilities include $123,000 payable to directors, or directors of one of the company’s subsidiaries.  During the period, contingent & conditional liabilities owed to former directors/officers of GATB in the amount of $328,500 were written off as a result of the termination of employment contracts.

c)

During the nine months ended 30 April 2004, resource property consulting fees in the amount of $70,000 were paid or accrued to a former director of one of the company’s subsidiaries.

d)

As at 30 April 2004 accounts receivable includes $120,604 receivable from a director or a company controlled by a director.

e)

During the nine months ended 30 April 2004, 659,188 warrants were exercised by an officer of one of the company’s subsidiaries and a former director of one of the company’s subsidiaries resulting in the issuance of 659,188 common shares for total proceeds of $98,878.

5.

Resource Property Costs

China Wisdom International (HK) Ltd. (“China Wisdom”)

During the year ended 31 July 2003, the Company and its farm out partner, GeoPetro, entered into an agreement with an unrelated partner, China Wisdom, to dispose of 40% of the Bengara subsidiary.  To earn its 40% interest, China Wisdom was to:

-

pay $720,000 by way of $120,000 cash and six separate promissory notes in the amount of $100,000 each due and payable on the last day of each month of June to November 2003.

-

drill five exploration wells no later than 31 December 2004, at least three of which are to be drilled in 2003, with the first of the three completed by 30 September 2003.  As at 31 July 2003 and 30 November 2003, drilling had not begun.

As at 31 July 2003, to fulfill its obligation under the farm out agreement, 40% of the issued and outstanding shares of Bengara had been transferred to China Wisdom.

As at 31 July 2003, $300,000 had been received with 60% ($180,000) and 40% ($120,000) of the proceeds being allocated to the Company and GeoPetro. Subsequent to 31 July 2003 and prior to 31 January 2004, an additional $419,782 had been received with 60% ($251,869) and 40% ($167,913) of the proceeds being allocated to the Company and GeoPetro.  The promissory notes had not been delivered.  In a letter dated 4 November 2003, Bengara notified China Wisdom that it was in default of its agreement because it had not drilled its first well on or before 30 September 2003 and it had not fulfilled its cash payment obligations.

Continental Energy Corporation (An Exploration Stage Company)
Notes to Interim Consolidated Financial Statements
30 April 2004
U.S. Funds
Unaudited - See Notice to Reader

5.

Resource Property Costs - Continued

China Wisdom did not satisfy the terms of the agreement and the agreement was terminated effective 1 December 2003 and any money paid to date by China Wisdom has been forfeited to the Company and GeoPetro.  It is management’s opinion that the Bengara subsidiary will continue to be accounted for as a wholly owned subsidiary.  On 4 December 2003, the Company and GeoPetro gave China Wisdom notice that the agreement is to be terminated effective 1 December 2003 and requested that the Bengara shares previously transferred to China Wisdom be returned to the Company and GeoPetro.  As at the report date, the Bengara shares had not yet been returned to the Company or GeoPetro.  The Company and GeoPetro have retained legal counsel to recover their Bengara shares.  Any additional funds received by the Company subsequent to 30 April 2004 will be treated as income when received.

6.

Contingent and Conditional Liabilities

The contingent and conditional liabilities are attributable solely to the Company's majority owned GAT Bangkudulis subsidiary ("GATB"). Most of these liabilities were acquired together with the GATB subsidiary upon the Company's acquisition of a 70% stake in GATB in 2001.

GATB has accrued and made provision for contingent and conditional liabilities totaling an amount of $3,481,646. Contingent and conditional liabilities include the following:

Fees: GATB has accrued an amount of $123,000 as a contingent and conditional liability payable to current and former GATB directors and management in respect of deferred compensation for personal services as directors and managers. By agreement this entire amount is payable only in the event GAT Bangkudulis commences commercial production from the Bangkudulis Field. If no production is achieved this liability is not payable.

Labor Dispute Provision: GATB has made provision for a Rupiah settlement of a labor dispute descried below in the section entitled "Claims, Contingencies & Litigation". At the end of the quarter this provision amounts to a US$ equivalent of $48,016. This amount is contingent and represents a maximum payable. Actual payment of the claim may occur at some reduced amount and is conditional upon settlement of the labor dispute claim.

Tax Penalties & Interest: GATB has made provision for payment of estimated Rupiah penalties and interest conditionally applicable to outstanding withholding taxes due to Indonesian tax authorities in the amounts indicated in the section above entitled "Firm Payables". At the end of the quarter this provision amounts to a US$ equivalent of $217,313. This amount is contingent and represents an estimated maximum payable. Actual payment of the claim may occur at some reduced amount and is conditional upon settlement terms.

Continental Energy Corporation (An Exploration Stage Company)
Notes to Interim Consolidated Financial Statements
30 April 2004
U.S. Funds
Unaudited - See Notice to Reader

6.

Contingent and Conditional Liabilities - Continued

Value Added Tax: GATB has accrued a US$ equivalent amount of $531,135 at the quarter end for Value Added Tax ("VAT") which is a contingent payable. VAT taxes are deferred under current Indonesian tax law and GATB shall be obliged to pay accrued VAT, if and only if, Bangkudulis Field production is achieved. VAT is not due and payable until such time as commercial production from the Bangkudulis Field and is not payable at all in the event no production is achieved. VAT is denominated in Indonesian Rupiah and the total amount changes monthly depending upon the US$ to Rupiah exchange rate applied.

APOG Shareholder Loan: Also included in the total is a contingent shareholder loan repayable to former GATB shareholder Apex Oil & Gas Ltd. ("APOG") in the amount of $2,562,182. APOG no longer owns shares of GATB but pursuant to a shareholders agreement signed by the Company dated 9-April-2001 the Company and other GATB shareholder have agreed to repay APOG the amount from cost recovery proceeds of Bangkudulis Field production, if and only if, Bangkudulis Field production is achieved. The APOG shareholder loan does not bear interest. If the Bangkudulis TAC is terminated or the Bangkudulis Field never achieves sufficient cost recovery from production to repay the shareholder loan to APOG then there is no obligation of GATB or of the Company to repay it.